UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Pasqal Holding SA

(Exact Name of Registrant as Specified in Its Charter)

Republic of France	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Av. Emile Baudot 991120 Palaiseau France	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, par value €0.02 per share	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-296239

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the (i) ordinary shares, par value €0.02 per share, and (ii) warrants to purchase ordinary shares of Pasqal Holding SA (the “Registrant”). The description of the ordinary shares and warrants set forth under the heading “Description of New Pasqal’s Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form F-4 (File No. 333-296239), initially filed with the Securities and Exchange Commission on May 26, 2026, as thereafter amended and supplemented from time to time (the “Registration Statement”), including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

The ordinary shares and the warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC under the symbols “PSQL” and “PSQLW”, respectively.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pasqal Holding SA

Date: August 27, 2026	By:	/s/ Dr. Wasiq Bokhari
	Name:	Dr. Wasiq Bokhari
	Title:	Chief Executive Officer

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